Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is made as of December 10, 2019, by and among Primoris Services Corporation, a Delaware corporation (“Buyer”), and the shareholders of Buyer listed on Schedule A hereto (collectively, the “Sellers”).

WITNESSETH:

WHEREAS, the Sellers own shares of common stock, par value $0.0001 per share, of Buyer (“Common Stock”);

WHEREAS, pursuant to Buyer’s share repurchase program, initially announced by Buyer on November 4, 2019 (as amended from time to time, the “Share Repurchase Program”), Buyer is authorized to repurchase shares of Common Stock in accordance with the terms of the Share Repurchase Program;

WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers,  the respective number of shares of Common Stock set forth on Schedule A opposite the name of such Seller (collectively, the “Shares”) in accordance with the terms and subject to the conditions of this Agreement (the “Repurchase Transaction”);

WHEREAS, Brian Pratt, a Seller, is a member of Buyer’s board of directors (the “Board”);

WHEREAS, the independent and disinterested directors of the Board (the “Independent Committee”) have approved the Repurchase Transaction; and

WHEREAS, the Audit Committee of the Board (the “Audit Committee”) has approved the Repurchase Transaction in accordance with the Buyer’s policies and procedures for identifying and approving related person transactions.

NOW, THEREFORE, in consideration of the representations, warranties, promises and agreements hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

1. Sale and Transfer of the Shares.

1.1 Shares.  On the terms and subject to the conditions set forth in this Agreement, each Seller hereby agrees to sell, transfer and deliver to Buyer, and Buyer hereby agrees to purchase from each Seller, the number of Shares set forth in Schedule A opposite the name of such Seller,  free and clear of all liens, security interests and other encumbrances.

1.2 Purchase Price.  On the terms and subject to the conditions set forth in this Agreement, Buyer hereby agrees to pay to the Sellers, in consideration for the sale and transfer of the Shares,  $21.58 per Share (the “Purchase Price Per Share”). The aggregate purchase price payable by Buyer for the Shares shall be $49,999,996.80 (the “Purchase Price”).

4840-5698-7822v.7 57826-6

1.3 Closing.  The closing of the purchase and sale of the Shares (“Closing”) shall be held at the offices of Buyer at 2300 N. Field Street, Suite 1900, Dallas, TX 75201, or at such other place as shall be agreed upon by Buyer and the Sellers, at 10:00 a.m., local time, on the date hereof, subject to the satisfaction or waiver of the conditions for Closing set forth in Section 2 below (other than those conditions that by their terms are to be satisfied at such Closing, but subject to the satisfaction or waiver of such conditions) (the “Closing Date”). At Closing:

(a) Buyer shall deliver to the Sellers the Purchase Price by wire transfer of immediately available federal funds to an account designated by the Sellers.

(b) The Sellers shall (i) either (A) deliver to Buyer one or more certificates representing the Shares, duly endorsed by the Sellers, as applicable (or accompanied by duly executed stock powers) or (B) cause the Shares to be electronically transferred to Buyer’s account at the transfer agent for the Buyer, and (ii) furnish any other documents reasonably requested by Buyer’s transfer agent in order to effect the transaction contemplated hereby.

2. Closing Conditions.

2.1 Conditions to Buyer’s Obligations.  The obligation of Buyer to purchase the Shares at Closing is subject to the satisfaction (or waiver by Buyer) at or prior to Closing of each of the following conditions:

(a) Each representation and warranty made by the Sellers in Section 4 below shall be true and correct as of Closing as though made as of Closing (other than any representation or warranty that is expressly made as of a particular date, which shall be true and correct as of such date).

(b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Sellers at or prior to Closing shall have been performed or complied with by the Sellers.

(c) The Sellers shall have delivered to Buyer: (i) wire transfer instructions for each Seller for the payment of the Purchase Price to be paid by Buyer at Closing; and (ii)  duly completed and executed copies of Internal Revenue Service Form W-9 for each Seller certifying such Seller is not subject to backup withholding in connection with the payment by Buyer of the Purchase Price pursuant to this Agreement.

(d) The Chief Financial Officer of Buyer shall have delivered to the Independent Committee a written certification that, after giving effect to the Repurchase Transaction:  (i) the actual, current value of the assets of Buyer will exceed the total amount of Buyer’s total liabilities by an amount greater than Buyer’s capital as defined in the Delaware General Corporation Law; (ii) Buyer will be able to pay its liabilities as they become absolute and mature; (iii) Buyer will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (iv) Buyer will be able to continue as a going concern.

(e) The Independent Committee shall have received an opinion from a nationally recognized investment banking or financial advisory firm regarding the fairness of the Per Share Purchase Price to be paid by Buyer (which opinion has not been withdrawn prior to Closing), in a form acceptable to the Independent Committee.

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(f) The Sellers shall have delivered to Buyer all right, title and interest in and to the Shares, free and clear of all liens, claims, security interests and other encumbrances, pursuant to Section 1.3(b).

2.2 Conditions to The Sellers’ Obligations.  The obligation of the Sellers to sell the Shares to Buyer at Closing is subject to the satisfaction (or waiver by the Sellers) at or prior to Closing of each of the following conditions:

(a) Each representation and warranty made by Buyer in Section 3 below shall be true and correct as of Closing as though made as of Closing (other than any representation or warranty that is expressly made as of a particular date, which shall be true and correct as of such date).

(b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer at or prior to Closing shall have been performed or complied with by Buyer.
(c) Buyer shall have delivered the Purchase Price to the Sellers pursuant to Section 1.3(a).
3. Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers as follows:
3.1 Authority, No Conflict.

(a) This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been approved by the Audit Committee and by the Independent Committee.

(b) The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby, by Buyer will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Buyer is a party or by which Buyer may be bound, or to which any of the property or assets of Buyer is subject, or (ii) result in any violation by Buyer of the provisions of (A) the charter or by-laws or other organizational instrument of Buyer, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Buyer or any of its properties.

3.2 Exemption from Liability Under Section 16(b).  The terms of the transactions contemplated by this Agreement were approved prior to the execution and delivery of this Agreement in accordance with Rule 16b-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of exempting such transactions from Section 16(b) of the Exchange Act.

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3.3 No Material Nonpublic Information. As of the date of this Agreement, Buyer is not aware of any material nonpublic information about Buyer or its securities.

3.4 Independent Assessment.  Buyer has made its own independent assessment of the risks involved in connection with the transactions contemplated by this Agreement.  Buyer acknowledges that the only representations and warranties that Sellers have made in connection with the transactions contemplated by this Agreement, and the only statements or other information on which such Buyer has relied in connection with the transactions contemplated by this Agreement, are those representations and warranties expressly set forth in Section 4 of this Agreement.

4. Representations and Warranties of the Sellers. The Sellers represent and warrant to Buyer:
4.1 Authority, No Conflict.

(a) This Agreement has been duly authorized, executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms. Each Seller has the full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery of this Agreement, and the consummation and performance of the transaction contemplated hereby, by each Seller will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any of the Shares pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Seller is a party or by which such Seller may be bound, or to which any of the property or assets of such Seller is subject, or (ii) result in any violation by such Seller of the provisions of (A) any applicable organizational instrument or trust agreement of such Seller, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Seller or any of its properties.

4.2 Title.  Each Seller is, and as of immediately prior to Closing shall be, the record and beneficial owner and holder of such Seller’s Shares, free and clear of all liens, security interests and other encumbrances.

4.3 Independent Assessment.  Each Seller has made its own independent assessment of the risks involved in connection with the transactions contemplated by this Agreement, including that Buyer may possess material nonpublic information regarding Buyer or its securities which has not been disclosed to the Sellers.  Each Seller acknowledges that the only representations and warranties that Buyer has made in connection with the transactions contemplated by this Agreement, and the only statements or other information on which such Seller has relied in connection with the transactions contemplated by this Agreement, are those representations and warranties expressly set forth in Section 3 of this Agreement.

4.4 No Material Nonpublic Information. As of the date of this Agreement, the Sellers are not aware of any material nonpublic information about Buyer or its securities.

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5. Transfer of Interests.

5.1 Subject to the provisions of this Section 5, each Seller agrees that, during the period beginning on the Closing Date and ending on May 26, 2020 (the “Lock-Up Period”), such Seller will not, without the prior written consent of Buyer, directly or indirectly, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by such Seller or with respect to which such Seller has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) acquire (or agree to acquire), of record or beneficially, by purchase or otherwise, any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

5.2 Notwithstanding the foregoing, and subject to the conditions below, each Seller may transfer its Lock-Up Securities in the following transactions without the prior written consent of Buyer,  provided that (1) Buyer receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, heir, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission in accordance with Section 16 of the Exchange Act Exchange Act (other than a filing on a Form 5 made after the expiration of the Lock-Up  Period), and (4) such Seller does not voluntarily effect any public filing or report regarding such transfers:

(a) as a bona fide gift or gifts; or

(b) to any trust for the direct or indirect benefit of such Seller or the immediate family of such Seller (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(c) by will or under the laws of descent.

5.3 Notwithstanding the foregoing, the restrictions in this Section 5 shall not apply to (i) any transfer of shares of Common Stock by each Seller to Buyer that is deemed to occur upon the cashless exercise of stock options or vesting of any other equity-based award granted pursuant to Buyer’s employee benefit plans existing as of the date hereof, provided that any shares of Common Stock received upon such exercise or vesting will be subject to the provisions and restrictions herein, provided further that, in the case of a transfer, if a filing under Section 16 of the Exchange Act is required by, or is voluntarily made with respect to, such transfer, such Seller shall disclose in such filing the reasons for such transfer and (ii) the sales or other transfers of such Seller’s Lock-Up Securities in the Repurchase Transaction.

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5.4 Each Seller agrees and consents to the entry of stop transfer instructions with Buyer’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the restrictions contained in this Section 5.

6. Additional Agreements.

6.1 Additional Agreements. The parties shall take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

6.2 Public Announcements.  Except as may be required by applicable law, rule or regulation of any governmental authority or self-regulatory organization or any judicial, administrative or legal order, neither party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby (a “Public Announcement”), without prior consultation with the other party as to the timing and contents of any such announcement or communications; provided,  however, that (i) nothing contained herein shall prevent either party from promptly making any filings with any governmental entity or disclosures to any stock exchange, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (ii) for the avoidance of doubt (and without limitation of the foregoing clause (i)), (A) without the Sellers’ consent, Buyer may file (x) a Current Report on Form 8-K and/or Quarterly Report on Form 10-Q disclosing the execution and delivery of this Agreement and setting forth a description of the terms hereof and (y) this Agreement as an exhibit to any of its securities law filings and (B) without Buyer’s consent, the Sellers may file (x) a Form 4 or Schedule 13D (or amendment thereto) disclosing the execution and delivery of this Agreement or any transaction hereunder and setting forth a description of the terms hereof or thereof and (y) this Agreement as an exhibit to any of its securities law filings.

6.3 Certain SEC Filings and Related Matters.  With respect to all purchases and sales under this Agreement,  each party shall (assuming the accuracy of the other party’s representations and warranties in this Agreement) be solely responsible for its compliance with all federal and state securities laws, including without limitation (a) any reporting requirements under Sections 13 or 16 of the Exchange Act and (b) the short-swing profit recovery provisions under Section 16 of the Exchange Act.

6.4 No Obligations under Share Repurchase Program.  This Agreement shall not be construed as obligating Buyer to repurchase any shares of Common Stock under the Share Repurchase Program or to limit Buyer’s rights to amend, modify or terminate the Share Repurchase Program for any or no reason, in Buyer’s sole and absolute discretion.

6.5 Affiliate Status.  Immediately after giving effect to the Repurchase Transaction (and except as relates to (i) Brian Pratt’s position as a member of the Board of the Buyer, or (ii) beneficial share ownership of capital stock of the Buyer by the Sellers (for which the Buyer makes no representations herein to the Sellers or otherwise)) the Buyer and the Sellers do not consider any Seller to be an “affiliate” of the Buyer (as that term is defined in Rule 144 promulgated pursuant to the Securities Act (“Rule 144”)), and both the Buyer and the Sellers acknowledge and agree that the Sellers’ conduct, status as an officer or director of Buyer, and/or beneficial ownership of shares in Buyer from time to time following the date hereof shall determine whether any Seller shall be

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deemed an “affiliate” for purposes of Rule 144.  Buyer shall not, however, communicate any information to any Seller following the last day of Brian Pratt’s service as a member of the Board of Buyer that would cause any Seller to be or become an “affiliate” of Buyer (as that term is defined in Rule 144), or an “insider” of Buyer (as that term is defined in Buyer’s Insider Trading Policy) without the prior written consent of the Sellers.

6.6 Removal of Legends.  Buyer agrees to use commercially reasonable efforts to (at Buyer’s cost) facilitate the issuance of a legal opinion by Buyer’s counsel to Buyer’s transfer agent (the “Transfer Agent”) or to the Sellers if required by the Transfer Agent to effect the removal of any legends on shares of Common Stock held by Sellers at any time (i) while a registration statement covering the resale of such Common Stock is effective under the Securities Act, (ii) following any sale of such Common Stock pursuant to and in compliance with Rule 144 or (iii) such shares Common Stock are eligible for resale under Rule 144 because all of the applicable conditions in Rule 144 are satisfied. Buyer agrees that during such time that legends must be removed under this Section 6.6, Buyer will, following the delivery by a Seller to Buyer or the Transfer Agent of a certificate representing shares of Common Stock issued with a restrictive legend, use commercially reasonable efforts to (at Buyer’s cost) deliver or cause to be delivered to such Seller a certificate representing such shares that is free from all restrictive and other legends. Buyer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.6, except as set forth in Section 5.

7. Miscellaneous.

7.1 Savings Clause.  No provision of this Agreement shall be construed to require either party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

7.2 Severability.   The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

7.3 Survival.  The representations and warranties made herein shall survive Closing.  Each covenant or other agreement set forth herein that by its terms contemplates performance after Closing shall survive Closing.

7.4 Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.  This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto; provided that each party agrees that such party will not seek to amend or modify this Agreement at any time that such party is aware of any material nonpublic information about Buyer or its securities.  Any such amendment or modification shall be made in good faith and not as a part of a plan or scheme to evade any applicable securities laws.  The failure of either party to enforce

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any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

7.5 Assignment; Binding Agreement.   This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

7.6 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

7.7 Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

7.8 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Buyer, to:

Primoris Services Corporation

2300 N. Field Street, Suite 1900

Dallas, TX 75201

Attention: John M. Perisich

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue NW

Washington, DC 20006

Attention: Lillian Brown

and

Wilmer Cutler Pickering Hale and Dorr LLP

1225 17th Street, Suite 2600

Denver, CO 80202

Attention: Keith Trammell

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If to the Sellers, to:

Brian Pratt

C/O Winstead PC

2728 N. Harwood Street, Suite 500

Dallas, Texas 75201

Attention: Scott Hancock

with copies (which shall not constitute notice) to:

Winstead PC

300 Throckmorton Street, Suite 1700

Fort Worth, Texas 76102

Attention: Andrew Rosell

7.9 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without giving effect to principles of conflicts of law that would result in the application of the laws of a different jurisdiction. Any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be commenced in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court located in Delaware). Each party: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Delaware (and each appellate court related thereto) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Delaware, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.

7.10 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every

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one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any of the foregoing by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

7.11 Expenses.  Each party to this Agreement will bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

7.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

PRIMORIS SERVICES CORPORATION

By:	/s/ Kenneth M. Dodgen
Name:	Kenneth M. Dodgen
Title:	Executive Vice President, Chief Financial Officer

SELLERS:

/s/ Brian Pratt
Brian Pratt

BLP 2018-1 Retained Annuity Trust
BLP 2018-2 Retained Annuity Trust
BLP 2018-3 Retained Annuity Trust
BLP 2018-4 Retained Annuity Trust

By:	/s/ Brian Pratt
Name:	Brian Pratt
Title:	Trustee of each named trust

[Signature page to Share Repurchase Agreement]

SCHEDULE A

Seller	Number of Shares to be Sold
Brian Pratt	849,281
BLP 2018-1 Retained Annuity Trust	323,014
BLP 2018-2 Retained Annuity Trust	323,014
BLP 2018-3 Retained Annuity Trust	410,826
BLP 2018-4 Retained Annuity Trust	410,825
Total	2,316,960